Exhibit 77 0

                Common Sense Trust - Common Sense II Growth Fund

                      Underwritings Pursuant to Rule 10f-3


1.   Name of Issuer:               Donaldson, Lufkin & Jenrette
     Securities Acquired from:     Donaldson, Lufkin & Jenrette
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 9,200,000
     Number of Shares Purchased:   900
     Price Per Share:              $27.00
     Purchase Date:                10-25-95

2.   Name of Issuer:               DST Systems, Inc.
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 22,000,000
     Number of Shares Purchased:   3,200
     Price Per Share:              $21.00
     Purchase Date:                10-31-95

3.   Name of Issuer:               Portugal Telecom
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,000,000
     Number of Shares Purchased:   800
     Price Per Share:              $18.725
     Purchase Date:                6-1-95

4.   Name of Issuer:               Cox Communications, Inc.
     Securities Acquired from:     Morgan Stanley
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 10,000,000
     Number of Shares Purchased:   3,500
     Price Per Share:              $18.875
     Purchase Date:                6-21-95

5.   Name of Issuer:               Office Max
     Securities Acquired from:     DLJ
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 21,352,500
     Number of Shares Purchased:   800
     Price Per Share:              $19.875
     Purchase Date:                7-20-95

6.   Name of Issuer:               Office Max
     Securities Acquired from:     McDonald
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 21,352,500
     Number of Shares Purchased:   5,000
     Price Per Share:              $19.875
     Purchase Date:                7-20-95

7.   Name of Issuer:               Office Max
     Securities Acquired from:     Dean Witter
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 21,352,500
     Number of Shares Purchased:   1,000
     Price Per Share:              $19.875
     Purchase Date:                7-20-95

8.   Name of Issuer:               WorldCom Inc.
     Securities Acquired from:     DLJ
     Syndicate Members:            Robinson-Humphrey Co., Inc.
     Number of Shares in Offering: 30,855,983
     Number of Shares Purchased:   3,000
     Price Per Share:              $30.250
     Purchase Date:                8-18-95